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                                                                   EXHIBIT 10.26

                                  AMENDMENTS TO
                            CORPAS INVESTMENTS, INC.

                     2000 EQUITY INCENTIVE COMPENSATION PLAN

The following amendments to the 2000 Equity Incentive Compensation Plan (the "Plan"), were duly adopted by the Board of Directors of Corpas Investments, Inc. (the "Company") on October 14, 2000. Capitalized terms used in the following amendments and not otherwise defined therein, shall have the same meanings ascribed to them in the Plan. Any interpretations of the Plan shall be made giving effect to the following amendments, which amendments clarify or supplement, and do not replace, existing provisions of the Plan.

         "4.      STOCK SUBJECT TO PLAN.

                  (a) Limitation on Overall Number of Shares Subject to Awards. Notwithstanding the provisions of subsection 4(a) of the Plan, at no time shall the total number of shares of Stock available for Awards under the Plan exceed 30% (or other applicable percentage as subsequently provided in the Rule [defined herein]) as calculated in accordance with the conditions and exclusions of Rule 260.140.45 of California Code of Regulations, Title 10, Chapter 3, based on the shares of the Company which are outstanding at the time the calculation is made.

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         6.       SPECIFIC TERMS OF AWARDS.

                  (b)(i) Exercise Price. The exercise price per share of Stock purchasable under a non-qualified Option shall be not less than 85% of the Fair Market Value of the Stock on the date of the grant.

                  (b)(ii) Time and Method of Exercise. Notwithstanding other provisions of subsection (b)(ii) of Section 6 of the Plan, an Option (whether an ISO or a non-qualified Option) shall not be exercisable for more than ten (10) years. In addition, Options shall become exercisable at the rate of at least 20% per year over five (5) years from the date of grant, subject to reasonable conditions set forth in the Option or, as applicable, employment agreement. However, in the case of Options granted to officers, directors or consultants of the Company, the Option may become fully exercisable, subject to reasonable conditions, at any time or during any period established by the Company. Unless employment is terminated for cause as defined by applicable law, the terms of the Option or an employment agreement, the right to exercise an Option in the event of termination of employment, to the extent that the Optionee is entitled to exercise on the date of employment termination, shall be as follows: (X) at least 6 months from the date of termination, if termination is caused by death or disability; (Y) at least 30 days from the date of termination if termination is caused by other than death or disability.

                  (b)(iv) Repurchase Rights. Any repurchase rights included in any Option shall conform to Rule 260.140.41(k) of the California Code of Regulations, Title 10, Chapter 3.

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         10.       GENERAL PROVISIONS.

                  (b) Limits on Transferability. Notwithstanding other provisions of Section 10(b) of the Plan, a non-qualified Option shall not be transferable other than by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the non-qualified Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to immediate family as that term is defined in 17 C.F.R. 240.16a-1(e).

                  (c)      Adjustments. Notwithstanding other provisions of
Section 10(c) of the Plan, the number of


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shares of Stock subject to an Option and the exercise price shall be adjusted equitably and proportionately to reflect any stock dividend, stock split, reverse stock split, recapitalization, combination or reclassification of the Company's Stock.

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                  (k)      Plan Effective Date and Stockholder Approval;
Termination of Plan. Notwithstanding other provisions of Section 10(k) of the Plan, the Plan shall terminate ten years from the Effective Date.

THE FOLLOWING NEW SUBSECTION (L) IS HEREBY ADDED TO SECTION 10 OF THE PLAN:

                  (l) Financial Information. The Company shall deliver to Participants annually a copy of its annual financial statements."

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